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                                                                       EXHIBIT 1

                     VIRAGEN (EUROPE) LTD. AND SUBSIDIARIES
                  PROFORMA CONSOLIDATED CONDENSED BALANCE SHEET
                                   (UNAUDITED)

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                                                                                                                  PROFORMA
                                                                 FEBRUARY 28,              PROFORMA             FEBRUARY 28,
                                                                     1999                 ADJUSTMENT                1999
                                                                ------------              ----------            ------------
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ASSETS

Current Assets

     Cash and cash equivalents                                  $     33,997               $1,362,000             $1,395,997
     Subscription receivable                                              --                  500,000                500,000
     Other current assets                                            163,220                                         163,220
                                                                ------------               ----------             ----------
         Total current assets                                        197,217               $1,862,000              2,059,217

Property, Plant and Equipment

     Leasehold improvements                                        1,905,298                                       1,905,298
     Equipment and furniture                                       2,406,950                                       2,406,950
     Construction in progress                                        139,839                                         139,839
                                                                ------------               ----------             ----------
                                                                   4,452,087                                       4,452,087
     Less accumulated depreciation                                  (455,893)                                       (455,893)
                                                                ------------               ----------             ----------
                                                                   3,996,194                                       3,996,194
                                                                ------------               ----------             ----------
                                                                $  4,193,411               $1,862,000             $6,055,411
                                                                ============               ==========             ==========


LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

     Accounts payable and accrued expenses                      $    314,950                                      $  314,950
     Current portion of long-term debt                                 2,863                                           2,863
                                                                ------------               ----------             ----------
         Total current liabilities                                   317,813                                         317,813

Licensing fee payable                                                666,667                                         666,667
Long-term debt, less current portion                                 151,771                                         151,771

Commitments and Contingencies

Stockholders' Equity

     Common stock, $.01 par value. Authorized
        20,000,000 shares; issued and outstanding
        12,098,425 and 14,663,397 shares at
        February 28, 1999 and February 28, 1999
        (Proforma), respectively
                                                                     120,984               $   25,650                146,634
     Additional paid-in capital                                   11,356,854                1,336,350             12,693,204
     Common stock subscribed                                              --                  500,000                500,000
     Retained deficit                                             (8,511,172)                                     (8,511,172)
     Accumulated other comprehensive income                           90,494                                          90,494
                                                                ------------               ----------             ----------
        Total stockholders' equity                                 3,057,160                1,862,000              4,919,160
                                                                ============               ==========             ==========
                                                                $  4,193,411               $1,862,000             $6,055,411
                                                                ============               ==========             ==========


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